Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

First Quarter 2013 Operating Results

–Quarterly Net Subscriber Additions of 11,400

–Quarterly Adjusted EBITDA of $37.4 Million

–Company Declares Quarterly Dividend of $0.42 Per Share

WAYNESBORO, VA – May 7, 2013 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating results for its first quarter ended March 31, 2013.

First Quarter Highlights

•	Operating revenues for the first quarter 2013 increased 8.0% to $119.3 million, compared to $110.5 million for the same period in 2012;

•	Net postpay subscriber additions were 3,300 for the first quarter 2013, compared to a loss of (4,800) for the same period in 2012;

•	Postpay churn for the first quarter 2013 improved to 1.9%, compared to 2.5% for the same period in 2012; and

•	ARPU for the first quarter 2013 was $53.87, compared to $49.08 for the same period in 2012.

“During the first quarter of 2013, we continued to reap the benefits of the investments we made in our retail business over the past year,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Retail revenues increased both sequentially and year-over-year as we saw growth in our subscriber base and continued expansion of ARPU. Specifically, we posted our fifth consecutive quarter of both positive net additions and increased ARPU, which together helped drive Adjusted EBITDA growth for the second straight quarter.”

Highlights from Operations

•

Operating revenues for the first quarter 2013 were $119.3 million, up 8.0% from the first quarter 2012. The increase in operating revenues was primarily driven by a strong increase in subscriber revenues.

•	Retail revenues, which include subscriber and equipment revenue, increased 12.0% to $77.6 million for the first quarter 2013, compared to $69.2 million for the first quarter 2012;

•

Wholesale and other revenue derived primarily from the Company’s Strategic Network Alliance with Sprint were $41.8 million for the first quarter 2013, compared to $41.3 million for the first quarter 2012; and

•	Adjusted EBITDA was $37.4 million for the first quarter 2013, compared to $35.9 million for the first quarter 2012.

Total Subscribers

•	Total subscribers were 451,000 as of March 31, 2013, compared to 439,600 as of December 31, 2012;

•	Total gross additions for the first quarter were 48,500, compared to 45,900 for the same period of 2012; and

•	Total net subscriber additions for the first quarter were 11,400 compared to 6,800 for the same period of 2012.

Postpay Subscribers

•	Postpay subscriber gross additions for the first quarter 2013 were 20,200, compared to 17,000 for the first quarter 2012 and 25,100 for the fourth quarter 2012;

•	Net postpay subscriber additions were 3,300 for the first quarter 2013, compared to a loss of (4,800) for the first quarter 2012 and a gain of 9,200 in the fourth quarter 2012;

•	Postpay churn for the first quarter 2013 was 1.9%, compared to 2.5% in the first quarter 2012 and 1.8% for the fourth quarter of 2012; and

•	As of March 31, 2013, total postpay subscribers were 299,700.

Prepay Subscribers

•	Prepay subscriber gross additions for the first quarter 2013 were 28,300, compared to 28,900 for the first quarter 2012 and 21,100 for the fourth quarter 2012;

•	Net prepay subscriber additions were 8,100 for the first quarter 2013, compared to 11,600 for the first quarter 2012 and 100 for the fourth quarter 2012;

•	Prepay churn for the first quarter 2013 was 4.6%, compared to 4.5% for the first quarter 2012 and 4.9% for the fourth quarter of 2012; and

•	As of March 31, 2013, total prepay subscribers were 151,300.

Mr. Hyde concluded, “Looking ahead, we remain on track with our plans to roll out LTE to the first markets in our footprint during the second half of 2013. These investments in our network mark the next chapter in the resurgence of our retail business, building on the foundation we set last year through changes in our handset lineup, improvements in our distribution and continued focus on the customer. We are excited about the growth prospects of both our retail and wholesale business lines and remain committed to making the necessary investments in both areas to create value for our stakeholders.”

Net Income

Net income after net income attributable to noncontrolling interests was $5.5 million, or $0.25 per diluted share, for the first quarter 2013 compared to $7.9 million, or $0.37 per diluted share, for the first quarter 2012.

Declaration of Dividend

On May 2, 2013, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on July 12, 2013 to stockholders of record on June 14, 2013.

Business Outlook

For the year ending December 31, 2013, the Company reiterates its full year 2013 Adjusted EBITDA guidance of between $135.0 million and $145.0 million. In addition, the Company reiterates its full year 2013 capital expenditures guidance of between $75.0 million and $85.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its first quarter 2013 results this morning, May 7, 2013, at 11:00 a.m. ET. To participate, please dial 1-888-317-6016, 1-412-317-6016 in Canada and 1-855-669-9657 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529 or 1-412-317-0088 internationally and entering access code 10027920 beginning approximately one hour after the call and continuing until May 15, 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, acquisition related charges, net income from discontinued operations and costs related to the separation of the wireless and wireline operations.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 451,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 7.9 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Nextel in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers. Additional information about the Company is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Audited)
	March 31, 2013	December 31, 2012
(In thousands)
ASSETS
Current Assets
Cash	$99,456	$76,197
Accounts receivable, net	43,979	51,301
Inventories and supplies	8,757	9,581
Deferred income taxes	4,616	4,297
Prepaid expenses and other current assets	18,881	17,695

	175,689	159,071

Securities and Investments	1,499	1,499

Property, Plant and Equipment, net	300,699	303,103

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	132,033	132,033
Customer relationships and trademarks, net	9,243	9,996

Deferred Charges and Other Assets	10,821	10,712

Total Assets	$693,684	$680,114

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,400	$5,429
Accounts payable	18,468	23,445
Dividends payable	9,006	—
Accrued expenses and other current liabilities	43,063	34,457

	75,937	63,331

Long-Term Debt	488,046	488,650

Other Long-Term Liabilities	87,162	83,598

Equity	42,539	44,535

Total Liabilities and Equity	$693,684	$680,114

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2013	March 31, 2012
Operating Revenues	$119,345	$110,540

Operating Expenses

Cost of sales and services	44,535	39,200

Customer operations	30,954	29,583

Corporate operations	7,904	7,999

Depreciation and amortization	18,456	14,907

	101,849	91,689

Operating Income	17,496	18,851

Other Expense
Interest expense	(7,361)	(5,428)
Other expense, net	(369)	(62)

	(7,730)	(5,490)

Income before Income Taxes	9,766	13,361

Income Taxes	3,744	5,380

Net Income	6,022	7,981

Net Income Attributable to Noncontrolling Interests	(529)	(129)

Net Income Attributable to NTELOS Holdings Corp.	$5,493	$7,852

Earnings per Share Attributable to NTELOS Holdings Corp.:
Basic	$0.26	$0.38

Weighted average shares outstanding - basic	20,960	20,849

Diluted	$0.25	$0.37

Weighted average shares outstanding - diluted	21,550	21,152

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42

NTELOS Holdings Corp.

Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended
(In thousands)	March 31, 2013	March 31, 2012
Net income attributable to NTELOS Holdings Corp.	$5,493	$7,852
Net income attributable to noncontrolling interests	529	129

Net income	$6,022	$7,981

Interest expense	7,361	5,428
Income taxes	3,744	5,380
Other expense, net	369	62

Operating income	$17,496	$18,851

Depreciation and amortization	18,456	14,907
Accretion of asset retirement obligations	143	149
Equity-based compensation	1,321	1,669
Business separation charges [1]	—	285

Adjusted EBITDA	$37,416	$35,861

[1]	Charges for legal and consulting services in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Key Metrics

Quarter Ended:		3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Subscribers
Beginning Subscribers		414,500	421,300	424,800	430,300	439,600
	Prepay	122,100	135,300	139,400	141,400	142,200
	Postpay	292,400	286,000	285,400	288,900	297,400

Gross Additions		45,900	36,800	42,400	46,200	48,500
	Prepay	28,900	20,000	20,400	21,100	28,300
	Postpay	17,000	16,800	22,000	25,100	20,200

Disconnections		39,100	33,300	36,900	36,900	37,100
	Prepay	17,300	17,200	19,800	21,000	20,200
	Postpay	21,800	16,100	17,100	15,900	16,900

Net Additions (Losses)		6,800	3,500	5,500	9,300	11,400
	Prepay	11,600	2,800	600	100	8,100
	Postpay	(4,800)	700	4,900	9,200	3,300

Ending Subscribers		421,300	424,800	430,300	439,600	451,000
	Prepay	135,300	139,400	141,400	142,200	151,300
	Postpay	286,000	285,400	288,900	297,400	299,700

Churn, net		3.1%	2.6%	2.9%	2.8%	2.8%
	Prepay	4.5%	4.2%	4.7%	4.9%	4.6%
	Postpay	2.5%	1.9%	2.0%	1.8%	1.9%

Other Items
ARPU		$49.08	$49.41	$50.93	$52.78	$53.87
	Prepay	$36.56	$34.89	$34.50	$35.41	$35.85
	Postpay	$54.63	$56.42	$58.97	$61.19	$62.67

Data ARPU		$19.05	$19.65	$20.25	$21.03	$21.86

Licensed Population (millions)		8.1	8.1	8.1	7.9	7.9

Covered Population (millions)		5.9	6.0	6.0	6.0	6.0

Total Cell Sites		1,365	1,378	1,396	1,429	1,431

Strategic Network Alliance Revenues (000’s)
Total Voice		$23,533	$23,856	$24,655	$24,141	$23,268
Total Data		16,347	16,536	16,971	16,606	16,884

Total		$39,880	$40,392	$41,626	$40,747	$40,152

Gross Additions, Disconnections and Churn exclude customer returns within 14 calendar days. From 11/1/11 to 4/4/12, the customer return period was 30 calendar days.

NTELOS Holdings Corp.

ARPU Reconciliation

Average Monthly Revenue per User (ARPU) 1

	March 31, 2013	March 31, 2012
(In thousands, except for subscribers and ARPU)
Operating Revenues	$119,345	$110,540
Less: Equipment revenue from sales to new customers	(3,521)	(3,874)
Less: Equipment revenue from sales to existing customers	(3,117)	(4,403)
Less: Wholesale, other and adjustments	(40,918)	(40,836)

Gross subscriber revenue	71,789	61,427

Less: prepay subscriber revenue	(15,205)	(13,403)
Less: adjustments to prepay subscriber revenue	(479)	(653)

Gross postpay subscriber revenue	$56,105	$47,371

Prepay subscriber revenue	15,205	13,403
Plus: adjustments to prepay subscriber revenue	479	653

Gross prepay subscriber revenue	$15,684	$14,056

Average number of subscribers	444,244	417,195

Total ARPU	$53.87	$49.08

Average number of postpay subscribers	298,414	289,047

Postpay ARPU	$62.67	$54.63

Average number of prepay subscribers	145,831	128,148

Prepay ARPU	$35.85	$36.56

Gross subscriber revenue	71,789	61,427
Less: voice and other feature revenue	(42,658)	(37,579)

Data revenue	$29,131	$23,848

Average number of subscribers	444,244	417,195

Total Data ARPU	$21.86	$19.05

Gross postpay subscriber revenue	56,105	47,371
Less: postpay voice and other feature revenue	(35,952)	(31,432)

Postpay data revenue	$20,153	$15,939

Gross prepay subscriber revenue	15,684	14,056
Less: prepay voice and other feature revenue	(6,706)	(6,147)

Prepay data revenue	$8,978	$7,909

Average number of postpay subscribers	298,414	289,047

Postpay data ARPU	$22.51	$18.38

Average number of prepay subscribers	145,831	128,148

Prepay data ARPU	$20.52	$20.57

[1]

Average monthly revenue per user (ARPU) is computed by dividing service revenues per period by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.